Exhibit 1.1

Execution Version

WHITEHORSE FINANCE, INC.
(a Delaware corporation)
1,900,000 Shares of Common Stock
(Par Value $0.001 Per Share)

UNDERWRITING AGREEMENT

October 21, 2021

RAYMOND JAMES & ASSOCIATES, INC.
880 Carillon Parkway
St. Petersburg, Florida 33716

As Representative of the Underwriters named in Schedule A hereto

Ladies and Gentlemen:

WhiteHorse Finance, Inc., a Delaware corporation (the “Company”), H.I.G. WhiteHorse Advisers, LLC, a Delaware limited liability company (“WhiteHorse Advisers” or the “Adviser”), and H.I.G. WhiteHorse Administration, LLC, a Delaware limited liability company (the “Administrator” and, together with the Company and the Adviser, the “WhiteHorse Entities”), confirm their respective agreements with Raymond James & Associates, Inc. (“Raymond James”) and each of the other Underwriters named in Schedule A hereto (collectively, the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Raymond James is acting as representative (in such capacity, the “Representative”), with respect to (i) the sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of shares of common stock, par value $0.001 per share, of the Company (“Common Stock”) set forth in Schedule A hereto and (ii) the grant by the Company to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of 285,000 additional shares of Common Stock solely to cover overallotments. The aforesaid 1,900,000 shares of Common Stock (the “Initial Securities”) to be purchased by the Underwriters and all or any part of the 285,000 shares of Common Stock subject to the option described in Section 2(b) hereof (the “Option Securities”) are herein called, collectively, the “Securities.”

The Company understands that the Underwriters propose to make a public offering of the Securities as soon as the Representative deems advisable after this Agreement has been executed and delivered.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form N-2 (File No. 333-231247), including the related preliminary prospectus or prospectuses, covering the registration of the sale of the Securities under the Securities Act of 1933, as amended (the “1933 Act”), and the offer and sale thereof from time to time in accordance with Rule 415 of the 1933 Act Regulations (as defined below), which registration statement has been declared effective by the Commission.

Promptly after execution and delivery of this Agreement, the Company will prepare and file a prospectus in accordance with the provisions of Rule 430B (“Rule 430B”) of the rules and regulations of the Commission under the 1933 Act (the “1933 Act Regulations”) and Rule 424 of the 1933 Act Regulations (“Rule 424”). The information included in such prospectus that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective pursuant to Rule 430B is herein called the “Rule 430B Information.” Such registration statement, including the amendments thereto, the exhibits thereto, any schedules thereto and all documents incorporated by reference therein, at the time it became effective, and including the Rule 430B Information, is herein called the “Registration Statement.” Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein called the “Rule 462(b) Registration Statement” and, after such filing, the term “Registration Statement” shall include the Rule 462(b) Registration Statement. Each prospectus used prior to the effectiveness of the Registration Statement, and each prospectus that omitted the Rule 430B Information that was used after such effectiveness and prior to the execution and delivery of this Agreement, is herein called a “preliminary prospectus.” The final prospectus, in the form filed by the Company with the Commission pursuant to Rule 424 on or before the second business day after the date hereof (or such earlier time as may be required under the 1933 Act), which will include the base prospectus, dated June 11, 2019, together with a final prospectus supplement and any documents incorporated by reference into either of the foregoing, is herein called the “Prospectus.” For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system or any successor system (“EDGAR”).

The Company has entered into (i) an amended and restated investment advisory agreement, dated as of November 1, 2018 (the “Investment Advisory Agreement”), with WhiteHorse Advisers, which is registered as an investment adviser under the Investment Advisers Act of 1940, as amended, and the rules and regulations thereunder (collectively, the “Advisers Act”), and (ii) an administration agreement, dated as of December 4, 2012 (the “Administration Agreement”), with the Administrator. This Agreement, the Investment Advisory Agreement and the Administration Agreement are hereinafter referred to, collectively, as the “Company Agreements.”

As used in this Agreement:

“Applicable Time” means 8:15 A.M., New York City time, on October 21, 2021 or such other time as agreed by the Company and the Representative.

“General Disclosure Package” means the most recent preliminary prospectus supplement, which includes a base prospectus dated June 11, 2019, that is distributed to investors prior to the Applicable Time and the information included on Schedule B hereto, all considered together.

SECTION 1.      Representations and Warranties.

(a)               Representations and Warranties relating to the Company. The Company hereby represents and warrants to each Underwriter as of the date hereof, the Applicable Time, the Closing Time (as defined below) and any Date of Delivery (as defined below), and agrees with each Underwriter, as follows:

(i)                 Registration Statement and Prospectuses. Each of the Registration Statement and any amendment thereto has become effective under the 1933 Act. No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes or pursuant to Section 8A of the 1933 Act have been instituted or are pending or, to the knowledge of the WhiteHorse Entities, contemplated. The Company has complied with each request (if any) from the Commission for additional information. Each of the Registration Statement and any post-effective amendment thereto, at the time it became effective, in each case including any documents incorporated by reference therein, complied in all material respects with the requirements of the 1933 Act, the 1933 Act Regulations and the Investment Company Act of 1940, as amended, and the rules and regulations thereunder (collectively, the “Investment Company Act”). Each preliminary prospectus, the Prospectus and any amendment or supplement thereto, at the time each was filed with the Commission, including any documents incorporated by reference therein, complied in all material respects with the requirements of the 1933 Act, the 1933 Act Regulations and the Investment Company Act. Each preliminary prospectus delivered to the Underwriters for use in connection with this offering and the Prospectus was or will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T. The Company shall furnish the Representative a copy of any free writing prospectus (as defined in Rule 405 under the 1933 Act Regulations (“Rule 405”)) it proposes to use or file in connection with the sale of the Securities contemplated by the Registration Statement, the General Disclosure Package and the Prospectus within a reasonable amount of time prior to such proposed use or filing, as the case may be, and shall not file or use any such free writing prospectus to which the Representative may reasonably object.

(ii)              Accurate Disclosure. Neither the Registration Statement nor any amendment thereto, at its effective time, at the Applicable Time, at the Closing Time or at any Date of Delivery, contained, contains or will contain (or incorporated, incorporates or will incorporate by reference) an untrue statement of a material fact or omitted, omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. As of the Applicable Time, the Closing Time or at any Date of Delivery, the General Disclosure Package did not or will not include (or incorporate by reference) an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Neither the Prospectus nor any amendment or supplement thereto (including any prospectus wrapper), as of its issue date, at the time of any filing with the Commission, at the Closing Time or at any Date of Delivery, included, includes or will include (or incorporated, incorporates or will incorporate) an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement (or any amendment thereto), the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representative expressly for use therein. For purposes of this Agreement, the only information so furnished shall be the information in the Prospectus in the first paragraph under the heading “Underwriting–Commissions and Discounts,” and the information in the second paragraph under the heading “Underwriting–Price Stabilization, Short Positions and Penalty Bids” (collectively, the “Underwriter Information”).

(iii)            Due Organization; Subsidiary. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with requisite power and authority to own or lease its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus. The only subsidiary, direct or indirect, of the Company that is a “Significant Subsidiary” as defined under Rule 1-02(w) of Regulation S-X is WhiteHorse Finance Credit I, LLC (the “Subsidiary”). The Subsidiary has been duly organized and is validly existing as a limited liability company in good standing under the laws of the jurisdiction of its organization with requisite power and authority to own or lease its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus. The Company and the Subsidiary are duly qualified to transact business in all jurisdictions in which the conduct of their business requires such qualification except where the failure to be so qualified would not (i) have, individually or in the aggregate, a material adverse effect on the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company and of the Subsidiary taken as a whole, (ii) prevent the consummation of the transactions contemplated hereby (the occurrence of any such effect or any such prevention described in the foregoing clauses (i) and (ii) being referred to as a “Material Adverse Effect”) or (iii) materially impede the ability of the Company or the Subsidiary to perform their obligations under the Company Agreements to which they are party. The outstanding limited liability interests of the Subsidiary have been duly authorized and validly issued, are fully paid and non-assessable and are owned by the Company free and clear of all liens, encumbrances and equities and claims; and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into ownership interests in the Subsidiary are outstanding.

(iv)             Capitalization. The authorized, issued and outstanding shares of capital stock of the Company are as set forth in the Registration Statement, the General Disclosure Package and the Prospectus in the column entitled “Actual” under the caption “Capitalization” (except for subsequent issuances, if any, pursuant to this Agreement). The outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable. Neither the filing of the Registration Statement nor the offering or sale of the Securities as contemplated by this Agreement gives rise to any rights, other than those which have been waived or satisfied, for or relating to the registration of any shares of Common Stock. Subsequent to the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, except as otherwise specifically stated therein or in this Agreement, the Company has not: (i) issued any securities; (ii) incurred any liability or obligation, direct or contingent, for borrowed money other than transactions in the ordinary course of business, that are not material to the Company and the Subsidiary taken as a whole or that are of a nature that is not required to be disclosed in the Registration Statement, the General Disclosure Package or the Prospectus; or (iii) declared or paid any dividend or made any other distribution on or in respect to its capital stock.

(v)               Free Writing Prospectuses. The Company shall furnish the Representative a copy of any free writing prospectus it proposes to use or file in connection with the sale of the Securities contemplated by the Registration Statement, the General Disclosure Package and the Prospectus within a reasonable amount of time prior to such proposed use or filing, as the case may be, and shall not file or use any such free writing prospectus to which the Representative may reasonably object.

(vi)             Offering Materials. The Company has not, directly or indirectly, distributed and will not distribute any offering material in connection with the sale of the Securities other than the Registration Statement, the General Disclosure Package and the Prospectus and other materials, if any, permitted under the 1933 Act and consistent with Sections 3(a) and (c) hereof.

(vii)          Financial Statements. The consolidated financial statements of the Company and its consolidated subsidiaries, together with related notes and schedules incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, comply in all material respects with the 1933 Act and the 1933 Rules and Regulations, as applicable, and present fairly the financial position and the results of operations and cash flows of the Company and the consolidated subsidiaries, at the indicated dates and for the indicated periods (except that the unaudited financial statements were or are subject to normal year-end adjustments which were not, or are not expected to be, material in amount to the Company). Such financial statements and related schedules have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), consistently applied throughout the periods involved, except as disclosed therein, and all adjustments necessary for a fair presentation of results for such periods have been made (except, in each case, as may be permitted by the rules and regulations of the Commission). The summary and selected consolidated financial and statistical data included in or incorporated by reference into the Registration Statement, the General Disclosure Package and the Prospectus present fairly the information shown therein and such data have been compiled on a basis consistent with the financial statements presented therein and the books and records of the Company. All disclosures contained in the Registration Statement, the General Disclosure Package and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the 1933 Rules and Regulations) comply with Regulation G of the Securities Exchange Act of 1934, as amended (the “1934 Act”), and the rules and regulations of the Commission thereunder (the “1934 Act Regulations”), and Item 10 of Regulation S-K under the 1933 Act, to the extent applicable. The Company and the Subsidiary do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations or any “variable interest entities” within the meaning of Financial Accounting Standards Board Interpretation No. 46), not disclosed in the Registration Statement, the General Disclosure Package and the Prospectus. There are no financial statements (historical or pro forma) that are required to be included in the Registration Statement, the General Disclosure Package and the Prospectus that are not included as required. No interactive data in eXtensible Business Reporting Language is required to be included in or incorporated by reference in the Registration Statement.

(viii)        Independent Accounting Firm. Crowe LLP, which has certified certain of the financial statements filed with the Commission as part of the Registration Statement, the General Disclosure Package and the Prospectus, is an independent registered public accounting firm with respect to the Company and the Subsidiary within the meaning of the 1933 Act and the applicable Rules and Regulations and the Public Company Accounting Oversight Board (United States) as required by the 1933 Act.

(ix)             Sarbanes-Oxley. There is and has been no failure on the part of the Company to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002, as amended and the rules and regulations promulgated by the Commission and the Nasdaq Global Select Market thereunder (collectively, the “Sarbanes-Oxley Act”). The Company has taken all necessary actions to ensure that it is in compliance with all provisions of the Sarbanes-Oxley Act that are in effect and with which the Company is required to comply (including Section 402 related to loans) and is actively taking steps to ensure that it will be in compliance with other provisions of the Sarbanes-Oxley Act not currently in effect or which will become applicable to the Company. There are no outstanding personal loans made, directly or indirectly, by the Company to any director or executive officer of the Company.

(x)               Legal Proceedings. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there is no legal, governmental, administrative or regulatory investigation, action, suit, claim or proceeding pending or, to the knowledge of the WhiteHorse Entities, threatened against the Company or the Subsidiary, or to which any property of the Company or the Subsidiary is, or to the knowledge of the WhiteHorse Entities, would reasonably be expected to be, subject, before any court or regulatory or administrative agency or otherwise that, if determined adversely to the Company or the Subsidiary would, individually or in the aggregate, have a Material Adverse Effect. There are no current or pending legal, governmental, administrative or regulatory investigations, actions, suits, claims or proceedings that are required under the 1933 Act or the Investment Company Act to be described in the Registration Statement, the General Disclosure Package or the Prospectus that are not so described in the Registration Statement, the General Disclosure Package and the Prospectus. There are no statutes, regulations or contracts or other documents that are required under the 1933 Act or the Investment Company Act to be filed as exhibits to the Registration Statement or described in the Registration Statement, the General Disclosure Package and the Prospectus that are not so filed as exhibits to the Registration Statement or described in the Registration Statement, the General Disclosure Package and the Prospectus.

(xi)             Title to Property. The Company and the Subsidiary have access to all properties and assets as are necessary to the conduct of its operations as presently conducted and as contemplated by the Registration Statement. The Company and the Subsidiary are not party to any leases and do not own any real property.

(xii)          Taxes. The Company and the Subsidiary have filed all U.S. federal, state, local and foreign tax returns that have been required to be filed, and have paid all taxes indicated by such returns and all assessments received by them or any of them to the extent that such taxes have become due, except for such taxes, if any, as are being contested in good faith and as to which an adequate reserve or accrual has been established by the Company. All tax liabilities have been adequately provided for in the financial statements of the Company, and the WhiteHorse Entities do not know of any actual or proposed additional material tax assessments.

(xiii)        Certain Changes. Since the date of the most recent financial statements included in or incorporated by reference into the Registration Statement, the General Disclosure Package and the Prospectus, (i) there has not been any material adverse change or any development involving a prospective material adverse change in or affecting the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise), or prospects of the Company and the Subsidiary taken as a whole, whether or not occurring in the ordinary course of business, (ii) there has not been any material transaction entered into or any material transaction that is probable of being entered into by the Company or the Subsidiary, other than transactions in the ordinary course of business and changes and transactions described in the Registration Statement, the General Disclosure Package and the Prospectus, as each may be amended or supplemented, (iii) neither the Company nor the Subsidiary has sustained any loss or interference with its business that is material to the Company and the Subsidiary taken as a whole and that is either from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, and (iv) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock, except in each case as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus.

(xiv)         Description of Securities. The Common Stock conforms to all statements relating thereto contained in the Registration Statement, the General Disclosure Package and the Prospectus and such description conforms to the rights set forth in the instruments defining the same. No holder of Securities will be subject to personal liability by reason of being such a holder.

(xv)           Registration Rights. There are no persons with registration rights or other similar rights to have any securities registered for sale pursuant to the Registration Statement or otherwise registered for sale or sold by the Company under the 1933 Act pursuant to this Agreement.

(xvi)         No Conflicts. Neither the Company nor the Subsidiary is or with the giving of notice or lapse of time or both, will be, (i) in violation of its certificate or articles of incorporation, charter, by-laws, certificate of formation, limited liability company agreement, partnership agreement or other organizational documents, as applicable, (ii) in violation of or in default under any agreement, lease, contract, indenture, mortgage, loan or credit agreement, note, lease or other instrument or obligation to which it is a party or by which it, or any of its properties, is bound (collectively, “Agreements and Instruments”) or (iii) in violation of any law, order, rule or regulation judgment, order, writ or decree applicable to the Company or any Subsidiary of any court or of any government, regulatory body or administrative agency or other governmental body having jurisdiction over the Company or any Subsidiary, or any of their properties or assets, except in the case of clauses (ii) and (iii), for such violations or defaults as would not, individually or in the aggregate, have a Material Adverse Effect. The consummation of the transactions herein contemplated and the fulfillment of the terms thereof do not and will not conflict with or result in (i) a breach of any of the terms or provisions of, or constitute a default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Company or any of its subsidiaries pursuant to, the Agreements and Instruments, (ii) a breach of the certificate of incorporation bylaws or other organizational documents of the Company or (iii) a breach of any law, order, rule or regulation, judgment, order, writ or decree applicable to the Company or any Subsidiary of any court or of any government, regulatory body or administrative agency or other governmental body having jurisdiction over the Company or any Subsidiary, or any of their properties or assets. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

(xvii)      Authorization of Securities. The Securities to be issued and sold by the Company hereunder have been duly authorized and when issued and paid for as contemplated herein will be validly issued, fully paid and non-assessable; and no preemptive rights of stockholders exist with respect to any of the Securities or the issue and sale thereof.

(xviii)    Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(xix)         Authorization of Certain Agreements; Enforceability. Each of the Company Agreements (other than this Agreement) has been duly authorized, executed and delivered by the Company. Each of the Company Agreements (other than this Agreement) is a valid and binding agreement of the Company, and each of the Company Agreements (other than this Agreement) is enforceable against the Company in accordance with its terms, except that the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles and except as rights to indemnity and contribution hereunder and thereunder may be limited by general equitable principles or federal or state securities laws or public policy underlying such laws (collectively, the “Enforceability Exceptions”).

(xx)           Regulatory Approvals. Each approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body necessary in connection with the execution and delivery by the Company of the Company Agreements and the consummation of the transactions herein and therein contemplated has been obtained or made and is in full force and effect (except such additional steps as may be required by the Commission and the Financial Industry Regulatory Authority, Inc. (“FINRA”)).

(xxi)         Governmental Licenses. Except as would not, individually or in the aggregate, have a Material Adverse Effect, the Company and the Subsidiary (i) hold all licenses, registrations, certificates and permits from governmental authorities (collectively, “Governmental Licenses”) that are necessary to the conduct of their business, (ii) are in compliance with the terms and conditions of all Governmental Licenses, and all Governmental Licenses are valid and in full force and effect, and (iii) have not received any written or other notice of proceedings relating to the revocation or modification of any Governmental License.

(xxii)      Intellectual Property. The Company and the Subsidiary own or possess or can acquire on reasonable terms the right to use all patents, inventions, trademarks, trade names, service marks, logos, trade dress, designs, data, database rights, Internet domain names, rights of privacy, rights of publicity, copyrights, works of authorship, license rights, trade secrets, know-how and proprietary information (including unpatented and unpatentable proprietary or confidential information, inventions, systems or procedures) and other industrial property and intellectual property rights (collectively, “Intellectual Property”) necessary to conduct their business as presently conducted and currently contemplated to be conducted in the future, except as would not, individually or in the aggregate, have a Material Adverse Effect. To the Company’s knowledge, neither the Company nor the Subsidiary, whether through their respective products and services or the conduct of their respective businesses, has infringed, misappropriated, conflicted with or otherwise violated, or is currently infringing, misappropriating, conflicting with or otherwise violating, and none of the Company or the Subsidiary have received any communication or notice of infringement of, misappropriation of, conflict with or violation of, any Intellectual Property of any other person or entity which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect. Neither the Company nor the Subsidiary has received any communication or notice which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect alleging that by conducting their business as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, such parties would infringe, misappropriate, conflict with, or violate, any of the Intellectual Property of any other person or entity. The WhiteHorse Entities know of no infringement, misappropriation or violation by others of Intellectual Property owned by or licensed to the Company or the Subsidiary that would, individually or in the aggregate, have a Material Adverse Effect. The Company and the Subsidiary have taken all reasonable steps necessary to secure their interests in such Intellectual Property from their employees (if any) and contractors and to protect the confidentiality of all of their confidential information and trade secrets.

(xxiii)    No Stabilization. Neither the Company nor, to the knowledge of the WhiteHorse Entities, any of its affiliates, has taken or may take, directly or indirectly, any action designed to cause or result in, or that has constituted or that might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company in connection with the sale of the Securities.

(xxiv)     Investment Company. Neither the Company nor the Subsidiary is or will be required to register as an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act.

(xxv)       Internal Controls. The Company and the Subsidiary maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the 1934 Act) that comply with the requirements of the 1934 Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including, but not limited to, internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. There are no material weaknesses in the Company’s internal control over financial reporting, and there has been no change in internal control over financial reporting that has materially adversely affected, or is reasonably likely to materially adversely affect, the Company’s internal control over financial reporting since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus. The Company’s auditors and the Audit Committee of the Board of Directors of the Company have been advised of: (i) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which adversely affect or are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.

(xxvi)     Disclosure Controls. The Company has established and maintains an effective system of “disclosure controls and procedures” (as defined in Rules 13a-14(c) and 15d-14(c) under the 1934 Act); the Company’s “disclosure controls and procedures” are reasonably designed to ensure that all information (both financial and non-financial) required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported within the time periods specified in the 1934 Act Regulations, and that all such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the Chief Executive Officer and Chief Financial Officer of the Company required under the 1934 Act and the 1934 Act Regulations with respect to such reports.

(xxvii)  Anti-Money Laundering Laws. The operations of the Company and the Subsidiary are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including without limitation, those of Title 18 U.S. Code section 1956 and 1957, the Bank Secrecy Act of 1970, otherwise known as the Currency and Foreign Transactions Reporting Act, as amended, the money laundering statutes of all jurisdictions where the Company or the Subsidiary conducts business, the rules and regulations thereunder, and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency having jurisdiction over the Company or the Subsidiary (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or the Subsidiary with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the WhiteHorse Entities, threatened.

(xxviii)                        Sanctions. Neither the Company nor the Subsidiary nor, to the knowledge of the WhiteHorse Entities, any director, officer, agent, employee or Affiliate of the Company or the Subsidiary, or other person associated with or acting on behalf of the Company or the Subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department or any similar sanctions imposed by any governmental body to which the Company or the Subsidiary is subject (collectively, “Sanctions”), nor is owned or controlled by an individual or entity that is currently the subject or target of any Sanctions, nor is located, organized or resident in a country or territory that is the subject of Sanctions (a “Sanctioned Country”) (including Crimea, Cuba, Iran, North Korea and Syria). The Company and the Subsidiary have not engaged in during the past five years, are not now engaged in, and will not engage in, any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

(xxix)     FCPA. Neither the Company nor the Subsidiary nor, to the knowledge of the WhiteHorse Entities, any director, officer, agent, employee or Affiliate of the Company, or other person associated with or acting on behalf of the Company or the Subsidiary is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corruption Practices Act of 1977, as amended, and the rules and regulations thereunder (“FCPA”), the U.K. Bribery Act 2010 (the “Bribery Act”) or the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions (the “OECD Convention”) or any other applicable anti-bribery laws, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA. The Company and the Subsidiary and, to the knowledge of the WhiteHorse Entities, their affiliates, have conducted their businesses in compliance with the FCPA, the Bribery Act and the OECD Convention and have instituted and maintained policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(xxx)       IT Systems. The Company’s information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company and the Subsidiary as currently conducted. The Company has implemented and maintained commercially reasonable controls, policies, procedures, and safeguards to maintain and protect its material confidential information and the integrity, continuous operation, redundancy and security of all material IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”)) used in connection with its business, and there have been no breaches, violations, outages or unauthorized uses of or access to the same, except, in each case, as would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect. The Company and the Subsidiary are presently in compliance in all material respects with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of the IT Systems used by the Company and all Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification, except, in each case, as would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

(xxxi)     Insurance. The Company maintains or is entitled to the benefits of insurance covering such losses and risks to an extent which the Company reasonably believes is adequate in accordance with customary industry practice to protect the Company and its business; all such insurance is fully in force on the date hereof and will be fully in force at the Closing Time and any Date of Delivery except as would not, individually or in the aggregate, have a Material Adverse Effect.

(xxxii)  Employees. The Company and the Subsidiary have no employees.

(xxxiii)                        FINRA. There are no affiliations or associations between any member of FINRA and any of the Company’s officers, directors or 5% or greater securityholders.

(xxxiv) Listing. The Common Stock is listed on the Nasdaq Global Select Market.

(xxxv)   Related Party Transactions. There are no business relationships, direct or indirect, or related-party transactions involving the Company or the Subsidiary or any other person required to be described in the Registration Statement, the General Disclosure Package and the Prospectus that have not been described in such as required.

(xxxvi) Distributions from Subsidiaries. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Subsidiary is not currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on the Subsidiary’s capital stock, from repaying to the Company any loans or advances to the Subsidiary from the Company or from transferring any of the Subsidiary’s property or assets to the Company or any other subsidiary of the Company.

(xxxvii)                      Brokerage Commissions. Neither the Company nor the Subsidiary is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company or the Subsidiary or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the sale of the Securities.

(xxxviii)                    Portfolio Assets. (A) The Company, or as applicable, the Subsidiary, owns, and has good and marketable title to, all of its investments in portfolio companies (the “Portfolio Assets”), free and clear of all mortgages, pledges, liens, security interests, claims or encumbrances of any kind, except as described in the Registration Statement, the General Disclosure Package and the Prospectus, and (B) all of the applicable investment documents and agreements which constitute the Portfolio Assets (the “Investment Documents and Agreements”) are in full force and effect, and the WhiteHorse Entities have no notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or the Subsidiary, as applicable, under the Investment Documents and Agreements, or affecting or questioning the rights of the Company, or the Subsidiary, as applicable, under any of the Investment Documents and Agreements. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, each portfolio company is current with all of its obligations under the applicable Investment Documents and Agreements and no event of default (or a default which with the giving of notice or the passage of time would become an event of default) has occurred or is continuing under such Investment Documents and Agreements. Other than the Portfolio Assets, the Company and the Subsidiary do not own any other investments.

(xxxix) Statistical and Market-Related Data. Any statistical and market-related data included in the Registration Statement, the General Disclosure Package and the Prospectus are based on or derived from sources that the Company believes, after reasonable inquiry, to be reliable and accurate in all material respects and, to the extent required, the Company has obtained the written consent to the use of such data from such sources.

(xl)             Rule 38a-1 Compliance Policies. The Company has adopted and implemented written policies and procedures pursuant to Rule 38a-1 under the Investment Company Act reasonably designed to prevent violation of the federal securities laws by the Company, including policies and procedures that provide oversight of compliance of each investment.

(xli)                      Election as a Business Development Company. The Company has elected to be treated by the Commission under the Investment Company Act as a “business development company” (the “BDC Election”). As of the Closing Time and any Date of Delivery, the Company shall not have filed with the Commission any notice of withdrawal of the BDC Election pursuant to Section 54(c) of the Investment Company Act. The BDC Election is effective, and no order of suspension or revocation of such election has been issued or proceedings therefor initiated or threatened by the Commission.

(xlii)                    Investment Advisory Agreement in Compliance with Laws. The terms of the Investment Advisory Agreement, including compensation terms, comply with all applicable provisions of the Investment Company Act and the Advisers Act, including without limitation, Section 15 of the Investment Company Act and Section 205 of the Advisers Act, each as applicable to business development companies.

(xliii)      All Necessary Approvals of Investment Advisory Agreement. The approval by the board of directors and the securityholders of the Company of the Investment Advisory Agreement has been made in accordance with the requirements of Section 15 of the Investment Company Act as applicable to business development companies.

(xliv)      Compliance of Agreements with Investment Company Act. This Agreement and each of the Company Agreements complies in all material respects with all applicable provisions of the 1933 Act, the 1933 Act Regulations, the Investment Company Act and the Advisers Act.

(xlv)         Interested Persons. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, (A) no person is serving or acting as an officer, director or investment adviser of the Company except in accordance with the provisions of the Investment Company Act and the Advisers Act and (B) to the knowledge of the Company, no director of the Company is an “interested person” (as defined in the Investment Company Act) of the Company or an “affiliated person” (as defined in the Investment Company Act) of any of the Underwriters.

(xlvi)      Operations Comply with Investment Company Act. The operations of the Company and its subsidiaries are in compliance in all material respects with the provisions of the Investment Company Act applicable to business development companies; provided that the Company does not represent or warrant as to the compliance of Section 6(a) hereof with Section 17(i) of the Investment Company Act.

(xlvii)    Conditions for Use of Form N-2. The Company has satisfied the conditions for the use of Form N-2, as set forth in the general instructions thereto, with respect to the Registration Statement.

(xlviii)  Regulated Investment Company Compliance. The Company operates and intends to continue to operate its business so as to qualify as a “regulated investment company” under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”). The Company also intends to direct the investment of the proceeds received by it from the sale of the Securities in such a manner as to comply with the requirements of Subchapter M of the Code.

(xlix)      Lending Relationship. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company and the Subsidiary (i) do not have any material lending or other relationship with any bank or lending affiliate of any Underwriter and (ii) do not intend to use any of the proceeds from the sale of the Securities to repay any outstanding debt owed to any affiliate of any Underwriter.

(l)                 Commodity Pool. Either (a) the Company is not a “pool” under the Commodity Exchange Act (the “CEA”) and the regulations of the Commodity Futures Trading Commission (the “CFTC”) thereunder because it does not trade “commodity interests” or (b) the Company is a pool under the CEA and the CFTC regulations thereunder whose commodity pool operator is eligible for and has claimed no-action relief from registration with regard to its operation of the Company.

(b)               Representations and Warranties relating to WhiteHorse Advisers. The Adviser hereby represents and warrants to each Underwriter as of the date hereof, the Applicable Time, the Closing Time and any Date of Delivery, and agree with each Underwriter, as follows:

(i)                 Due Organization. The Adviser has been duly organized and is validly existing as a limited liability company in good standing under the laws of the State of Delaware, with requisite power and authority to own or lease its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus. The Adviser is duly qualified to transact business in all jurisdictions in which the conduct of its business requires such qualification except where the failure to be so qualified would not (i) have, individually or in the aggregate, a material adverse effect on the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Adviser, (ii) prevent the consummation of the transactions contemplated hereby or materially impede the ability of the Adviser to perform its obligations under the Company Agreements to which it is a party (the occurrence of any such effect or any such prevention described in the foregoing clauses (i) and (ii) being referred to as “Adviser Material Adverse Effect”), or (iii) have a Material Adverse Effect.

(ii)              Legal Proceedings. There is no legal, governmental, administrative or regulatory investigation, action, suit, claim or proceeding pending or, to the knowledge of the Adviser, threatened against the Adviser, or to which any property of the Adviser is, or to the knowledge of the Adviser, would reasonably be expected to be, subject, before any court or regulatory or administrative agency or otherwise that, if determined adversely to the Adviser would, individually or in the aggregate, have an Adviser Material Adverse Effect or a Material Adverse Effect. There are no current or pending legal, governmental, administrative or regulatory investigations, actions, suits, claims or proceedings with respect to the Adviser that are required under the 1933 Act or the Investment Company Act to be described in the Registration Statement, the General Disclosure Package or the Prospectus that are not so described in the Registration Statement, the General Disclosure Package and the Prospectus.

(iii)            No Conflicts. The Adviser is not, nor with the giving of notice or lapse of time or both, will be, (i) in violation of its certificate of formation, limited liability company agreement, or other organizational documents, as applicable, (ii) in violation of or in default under any agreement, lease, contract, indenture or other instrument or obligation to which it is a party or by which it, or any of its properties, is bound or (iii) in violation of any law, order, rule or regulation judgment, order, writ or decree applicable to the Adviser of any court or of any government, regulatory body or administrative agency or other governmental body having jurisdiction over the Adviser, or any of their properties or assets, except in the case of clauses (ii) and (iii), for such violations or defaults as would not, individually or in the aggregate, have an Adviser Material Adverse Effect or a Material Adverse Effect. The execution and delivery of the Company Agreements to which the Adviser is a party and the consummation of the transactions therein contemplated and the fulfillment of the terms hereof and thereof do not and will not conflict with or result in a breach of (x) any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust or other agreement or instrument to which the Adviser is a party or by which the Adviser or any of its properties is bound, (y) the certificate of formation or other organizational documents, as applicable, of the Adviser or (z) any law, order, rule or regulation judgment, order, writ or decree applicable to the Adviser of any court or of any government, regulatory body or administrative agency or other governmental body having jurisdiction over the Adviser, or any of its properties or assets, except in the cases of clauses (x) and (z) for any such breach, default or violation that would not, individually or in the aggregate, result in an Adviser Material Adverse Effect or a Material Adverse Effect.

(iv)             Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Adviser.

(v)               Authorization of Certain Agreements; Enforceability. Each of the Company Agreements to which the Adviser is a party (other than this Agreement) has been duly authorized, executed and delivered by the Adviser. Each of the Company Agreements to which the Adviser is a party (other than this Agreement) is a valid and binding agreement of the Adviser, and each of the Company Agreements to which the Adviser is a party (other than this Agreement) is enforceable against the Adviser in accordance with its terms, subject to the Enforceability Exceptions.

(vi)             Regulatory Approvals. Each approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body necessary in connection with the execution and delivery by the Adviser of the Company Agreements to which it is party and the consummation of the transactions therein contemplated has been obtained or made and is in full force and effect.

(vii)          Governmental Licenses. Except as would not, individually or in the aggregate, have an Adviser Material Adverse Effect or a Material Adverse Effect, the Adviser (i) holds all Governmental Licenses which are necessary to the conduct of its business, (ii) is in compliance with the terms and conditions of all Governmental Licenses, and all Governmental Licenses are valid and in full force and effect, and (iii) has not received any written or other notice of proceedings relating to the revocation or modification of any Governmental License.

(viii)        Intellectual Property. The Adviser owns or possesses or can acquire on reasonable terms the right to use all Intellectual Property necessary to conduct its business as presently conducted, except as would not, individually or in the aggregate, have an Adviser Material Adverse Effect or a Material Adverse Effect. To the Adviser’s knowledge, the Adviser has not, whether through its products and services or the conduct of its business, infringed, misappropriated, conflicted with or otherwise violated, or is currently infringing, misappropriating, conflicting with or otherwise violating, and the Adviser has not received any communication or notice of infringement of, misappropriation of, conflict with or violation of, any Intellectual Property of any other person or entity which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have an Adviser Material Adverse Effect or a Material Adverse Effect. The Adviser has not received any communication or notice which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have an Adviser Material Adverse Effect or a Material Adverse Effect, alleging that by conducting its business as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, the Adviser would infringe, misappropriate, conflict with, or violate, any of the Intellectual Property of any other person or entity. The Adviser knows of no infringement, misappropriation or violation by others of Intellectual Property owned by or licensed to the Adviser that would, individually or in the aggregate, have an Adviser Material Adverse Effect or a Material Adverse Effect. The Adviser has taken all reasonable steps necessary to secure its interests in such Intellectual Property from their employees and contractors and to protect the confidentiality of all of its confidential information and trade secrets.

(ix)             Anti-Money Laundering Laws. The operations of the Adviser are and have been conducted at all times in compliance with applicable Anti-Money Laundering Laws, and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Adviser with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Adviser, threatened.

(x)               Sanctions. Neither the Adviser nor, to the knowledge of the Adviser, any director, officer, agent, Affiliate, or employee of the Adviser, or any other person associated with or acting on behalf of the Adviser is currently subject to any Sanctions, nor is owned or controlled by an individual or entity that is currently the subject or target of any Sanctions, nor is located, organized or resident in a Sanctioned Country (including Crimea, Cuba, Iran, North Korea and Syria); and the Adviser will not directly or indirectly use the proceeds of the offering (or cause such proceeds to be used) or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other person or entity, for the purpose of financing (i) the activities of any person currently subject to any Sanctions or (ii) any activities of or business in any Sanctioned Country. The Adviser has not engaged in during the past five years, is not now engaged in, and will not engage in, any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

(xi)             FCPA. Neither the Adviser nor, to the knowledge of the Adviser, any director, officer, agent, employee or Affiliate of the Adviser, or other person associated with or acting on behalf of the Adviser is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the FCPA, the Bribery Act or the OECD Convention or any other applicable anti-bribery laws, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA. The Adviser and, to the knowledge of the Adviser, its affiliates, has conducted its business in compliance with the FCPA, the Bribery Act and the OECD Convention and has instituted and maintained policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(xii)          Insurance. The Adviser maintains or is entitled to the benefits of insurance covering such losses and risks to an extent which the Adviser reasonably believes is adequate in accordance with customary industry practice to protect the Adviser and its business; all such insurance is fully in force on the date hereof and will be fully in force at the Closing Time and any Date of Delivery except as would not, individually or in the aggregate, have an Adviser Material Adverse Effect or a Material Adverse Effect.

(xiii)        Brokerage Commissions. The Adviser is not a party to any contract, agreement or understanding with any person that would give rise to a valid claim against the Company or the Subsidiary or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Securities.

(xiv)         Compliance Policies. The Adviser has adopted and implemented written policies and procedures pursuant to Rule 206(4)-7 under the Advisers Act reasonably designed to prevent violation of the Advisers Act by the Adviser.

(xv)           Description of the Adviser. The description of the Adviser in the Registration Statement, the General Disclosure Package and the Prospectus, including in its role as investment adviser to the Company, is accurate in all material respects.

(xvi)         Title to Property. The Adviser leases or has access to all properties and assets as are necessary to the conduct of its operations as presently conducted and as contemplated by the Registration Statement. The Adviser does not own any real property.

(xvii)      Registration. The Adviser is duly registered with the Commission as an investment adviser under the Advisers Act and is not prohibited by the Advisers Act or the Investment Company Act from acting under the Investment Advisory Agreement for the Company as contemplated by the Registration Statement, the General Disclosure Package and the Prospectus. There does not exist any proceeding or, to the knowledge of the Adviser, any facts or circumstances the existence of which could lead to any proceeding which might adversely affect the registration of the Adviser with the Commission.

(xviii)    Financial Resources. The Adviser has the financial resources available to it necessary for the performance of its services and obligations as contemplated in the Registration Statement, the General Disclosure Package and the Prospectus and under the Company Agreements to which the Adviser is a party.

(xix)         Commodity Pool. Either (a) the Company is not a “pool” under the CEA and the regulations of the CFTC thereunder because it does not trade “commodity interests” or (b) to the extent the Company is or becomes a pool under the CEA and the CFTC regulations thereunder, the Adviser will avail itself of no-action relief from commodity pool operator registration.

(xx)           IT Systems. The Adviser’s IT systems are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Adviser as currently conducted. The Adviser has implemented and maintained commercially reasonable controls, policies, procedures, and safeguards to maintain and protect its material confidential information and the integrity, continuous operation, redundancy and security of all material IT Systems and data (including Personal Data) used in connection with its business, and there have been no breaches, violations, outages or unauthorized uses of or access to the same, except, in each case, as would not reasonably be expected to, individually or in the aggregate, have an Adviser Material Adverse Effect or a Material Adverse Effect. The Adviser is presently in compliance in all material respects with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of the IT Systems used by the Adviser and all Personal Data and to the protection of such IT Systems used by the Adviser and all Personal Data from unauthorized use, access, misappropriation or modification, except, in each case, as would not reasonably be expected to, individually or in the aggregate, have an Adviser Material Adverse Effect or a Material Adverse Effect.

(xxi)         Business Resiliency Plan. The Adviser has adopted and implemented commercially reasonable controls, policies and procedures with respect to its business resiliency (Business Continuity/Disaster Recovery), and such controls, policies and procedures are adequate for, and perform in all material respects in connection with, the operation of the Adviser’s business.

(c)               Representations and Warranties relating to the Administrator. The Administrator hereby represents and warrants to each Underwriter as of the date hereof, the Applicable Time, the Closing Time and any Date of Delivery, and agree with each Underwriter, as follows:

(i)                 Due Organization. The Administrator has been duly organized and is validly existing as a limited liability company in good standing under the laws of the State of Delaware, with requisite power and authority to own or lease its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus. The Administrator is duly qualified to transact business in all jurisdictions in which the conduct of its business requires such qualification except where the failure to be so qualified would not (i) have, individually or in the aggregate, a material adverse effect on the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Administrator, (ii) prevent the consummation of the transactions contemplated hereby or materially impede the ability of the Administrator to perform its obligations under the Company Agreements to which it is party (the occurrence of any such effect or any such prevention described in the foregoing clauses (i) and (ii) being referred to as an “Administrator Material Adverse Effect”), or (iii) have an Adviser Material Adverse Effect or a Material Adverse Effect.

(ii)              Legal Proceedings. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there is no legal, governmental, administrative or regulatory investigation, action, suit, claim or proceeding pending or, to the knowledge of the WhiteHorse Entities, threatened against the Administrator, or to which any property of the Administrator is, or to the knowledge of the WhiteHorse Entities, would reasonably be expected to be, subject, before any court or regulatory or administrative agency or otherwise that, if determined adversely to the Administrator would, individually or in the aggregate, have an Administrator Material Adverse Effect, an Adviser Material Adverse Effect or a Material Adverse Effect. There are no current or pending legal, governmental, administrative or regulatory investigations, actions, suits, claims or proceedings with respect to the Administrator that are required under the 1933 Act, the 1933 Rules and Regulations or the Investment Company Act to be described in the Registration Statement, the General Disclosure Package or the Prospectus that are not so described in the Registration Statement, the General Disclosure Package and the Prospectus.

(iii)            No Conflicts. The Administrator is not, nor with the giving of notice or lapse of time or both, will be, (i) in violation of its certificate of formation, limited liability company agreement, or other organizational documents, as applicable, (ii) in violation of or in default under any agreement, lease, contract, indenture or other instrument or obligation to which it is a party or by which it, or any of its properties, is bound or (iii) in violation of any law, order, rule or regulation judgment, order, writ or decree applicable to the Administrator of any court or of any government, regulatory body or administrative agency or other governmental body having jurisdiction over the Administrator, or any of their properties or assets, except in the case of clauses (ii) and (iii), for such violations or defaults as would not, individually or in the aggregate, have an Administrator Material Adverse Effect, an Adviser Material Adverse Effect or a Material Adverse Effect. The execution and delivery of the Company Agreements to which the Administrator is a party and the consummation of the transactions herein and therein contemplated and the fulfillment of the terms hereof and thereof do not and will not conflict with or result in a breach of (x) any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust or other agreement or instrument to which the Administrator is a party or by which the Administrator or any of its properties is bound, (y) the certificate of formation or other organizational documents, as applicable, of the Administrator or (z) any law, order, rule or regulation judgment, order, writ or decree applicable to the Administrator of any court or of any government, regulatory body or administrative agency or other governmental body having jurisdiction over the Administrator, or any of its properties or assets, except in the cases of clauses (x) and (z) for any such breach, default or violation that would not, individually or in the aggregate, result in an Administrator Material Adverse Effect, an Adviser Material Adverse Effect or a Material Adverse Effect.

(iv)             Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Administrator.

(v)               Authorization of Certain Agreements; Enforceability. Each of the Company Agreements to which the Administrator is a party (other than this Agreement) has been duly authorized, executed and delivered by the Administrator. Each of the Company Agreements to which the Administrator is a party (other than this Agreement) is a valid and binding agreement of the Administrator, and each of the Company Agreements to which the Administrator is a party (other than this Agreement) is enforceable against the Administrator in accordance with its terms, subject to the Enforceability Exceptions.

(vi)             Regulatory Approvals. Except as would not, individually or in the aggregate, have an Administrator Material Adverse Effect, an Adviser Material Adverse Effect or a Material Adverse Effect, each approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body necessary in connection with the execution and delivery by the Administrator of the Administration Agreement and the consummation of the transactions therein contemplated has been obtained or made and is in full force and effect.

(vii)          Governmental Licenses. Except as would not, individually or in the aggregate, have an Administrator Material Adverse Effect, an Adviser Material Adverse Effect or a Material Adverse Effect, the Administrator (i) holds all Governmental Licenses which are necessary to the conduct of its business, (ii) is in compliance with the terms and conditions of all Governmental Licenses, and all Governmental Licenses are valid and in full force and effect, and (iii) has not received any written or other notice of proceedings relating to the revocation or modification of any Governmental License.

(viii)        Intellectual Property. The Administrator owns or possesses or can acquire on reasonable terms the right to use all Intellectual Property necessary to conduct its business as presently conducted, except as would not, individually or in the aggregate, have an Administrator Material Adverse Effect, an Adviser Material Adverse Effect or a Material Adverse Effect. To the Administrator’s knowledge, the Administrator has not, whether through its products and services or the conduct of its business, infringed, misappropriated, conflicted with or otherwise violated, or is currently infringing, misappropriating, conflicting with or otherwise violating, and the Administrator has not received any communication or notice of infringement of, misappropriation of, conflict with or violation of, any Intellectual Property of any other person or entity which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have an Administrator Material Adverse Effect, an Adviser Material Adverse Effect or a Material Adverse Effect. The Administrator has not received any communication or notice which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have an Administrator Material Adverse Effect, an Adviser Material Adverse Effect or a Material Adverse Effect, alleging that by conducting its business as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, the Administrator would infringe, misappropriate, conflict with, or violate, any of the Intellectual Property of any other person or entity. The Adviser and the Administrator know of no infringement, misappropriation or violation by others of Intellectual Property owned by or licensed to the Administrator that would, individually or in the aggregate, have an Administrator Material Adverse Effect, an Adviser Material Adverse Effect or a Material Adverse Effect. The Administrator has taken all reasonable steps necessary to secure its interests in such Intellectual Property from their employees and contractors and to protect the confidentiality of all of its confidential information and trade secrets.

(ix)             Anti-Money Laundering Laws. The operations of the Administrator are and have been conducted at all times in compliance with applicable Anti-Money Laundering Laws, and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Administrator with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Administrator, threatened.

(x)               Sanctions. Neither the Administrator nor, to the knowledge of the Administrator, any director, officer, agent, Affiliate or employee of the Administrator, or any other person associated with or acting on behalf of the Administrator is currently subject to any Sanctions, nor is owned or controlled by an individual or entity that is currently the subject or target of any Sanctions, nor is located, organized or resident in a Sanctioned Country (including Crimea, Cuba, Iran, North Korea and Syria); and the Administrator will not directly or indirectly use the proceeds of the offering (or cause such proceeds to be used) or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other person or entity, for the purpose of financing (i) the activities of any person or entity currently subject to any Sanctions or (ii) any activities of or business in any Sanctioned Country. The Administrator has not engaged in during the past five years, is not now engaged in, and will not engage in, any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

(xi)             FCPA. Neither the Administrator nor, to the knowledge of the Administrator, any director, officer, agent, employee or Affiliate of the Administrator, or other person associated with or acting on behalf of the Administrator is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the FCPA, the Bribery Act or the OECD Convention or any applicable anti-bribery laws, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA. The Administrator and, to the knowledge of the Administrator, its affiliates, has conducted its business in compliance with the FCPA, the Bribery Act and the OECD Convention and has instituted and maintained policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(xii)          Insurance. The Administrator maintains or is entitled to the benefits of insurance covering such losses and risks to an extent which the Administrator reasonably believes is adequate in accordance with customary industry practice to protect the Administrator and its business; all such insurance is fully in force on the date hereof and will be fully in force at the Closing Time and any Date of Delivery except as would not, individually or in the aggregate, have an Administrator Material Adverse Effect, an Adviser Material Adverse Effect or a Material Adverse Effect.

(xiii)        Brokerage Commissions. The Administrator is not a party to any contract, agreement or understanding with any person that would give rise to a valid claim against the Company or the Subsidiary or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Securities.

(xiv)         Description of the Administrator. The description of the Administrator in the Registration Statement, the General Disclosure Package and the Prospectus, including in its role as administrator to the Company, is accurate in all material respects.

(xv)           Title to Property. The Administrator leases or has access to all properties and assets as are necessary to the conduct of its operations as presently conducted and as contemplated by the Registration Statement. The Administrator does not own any real property.

(xvi)         Financial Resources. The Administrator has the financial resources available to it necessary for the performance of its services and obligations as contemplated in the Registration Statement, the General Disclosure Package and the Prospectus and under the Company Agreements to which the Administrator is a party.

(xvii)      IT Systems. The Administrator’s IT systems are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Administrator as currently conducted. The Administrator has implemented and maintained commercially reasonable controls, policies, procedures, and safeguards to maintain and protect its material confidential information and the integrity, continuous operation, redundancy and security of all material IT Systems and data (including Personal Data) used in connection with its business, and there have been no breaches, violations, outages or unauthorized uses of or access to the same, except, in each case, as would not reasonably be expected to, individually or in the aggregate, have an Administrator Material Adverse Effect or a Material Adverse Effect. The Administrator is presently in compliance in all material respects with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of the IT Systems used by the Administrator and all Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification, except, in each case, as would not reasonably be expected to, individually or in the aggregate, have an Administrator Material Adverse Effect or a Material Adverse Effect.

(xviii)    Business Resiliency Plan. The Administrator has adopted and implemented commercially reasonable controls, policies and procedures with respect to its business resiliency, and such controls, policies and procedures are adequate for, and perform in all material respects in connection with, the operation of the Administrator’s business.

(d)               Officer’s Certificates. Any certificate signed by any officer of any WhiteHorse Entity and delivered to the Representative or to counsel for the Underwriters in connection with the offering and sale of the Securities shall be deemed a representation and warranty by such WhiteHorse Entity to each Underwriter as to the matters covered thereby.

SECTION 2.      Sale and Delivery to Underwriters; Closing.

(a)               Initial Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriters, severally and not jointly, that number of Initial Securities set forth in Schedule A and each Underwriter, severally and not jointly, agrees to purchase from the Company, at the price per share set forth in Schedule A, that number of Initial Securities set forth in Schedule A opposite the name of such Underwriter, plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof, subject, in each case, to such adjustments among the Underwriters as the Representative in its sole discretion shall make to eliminate any sales or purchases of fractional shares. In addition, in connection with the sale of the Initial Securities, the Adviser agrees to pay to the Representative, for the account of the Underwriters, $0.2824 per share (which represents underwriting commissions payable by the Adviser) (the “Adviser Sales Load Payment”) with respect to the Initial Securities.

(b)               Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriters, severally and not jointly, to purchase up to an additional 285,000 shares of Common Stock solely to cover overallotments, at the price per share set forth in Schedule A, less an amount per share equal to any dividends or distributions declared by the Company, the record date of which occurs during the period from the Closing Time through the applicable Date of Delivery with respect thereto. The option hereby granted may be exercised for 30 days after the date hereof and may be exercised in whole or in part from time to time upon notice by the Representative to the Company setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (a “Date of Delivery”) shall be determined by the Representative, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time. If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter bears to the total number of Initial Securities, plus any additional number of Option Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof, subject, in each case, to such adjustments as the Representative in its sole discretion shall make to eliminate any sales or purchases of fractional shares. In addition, in connection with the sales of any Option Securities, the Adviser agrees to make the per share Adviser Sales Load Payment with respect to such Option Securities.

(c)               Payment. Payment of the purchase price for, and delivery of certificates for, the Initial Securities shall be made at the offices of Proskauer Rose LLP, 1001 Pennsylvania Ave. NW, Suite 600 South, Washington, DC 20004, or at such other place as shall be agreed upon by the Representative and the Company, at 10:00 A.M. (New York City time) on the second (third, if the pricing occurs after 4:30 P.M. (New York City time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Representative and the Company (such time and date of payment and delivery being herein called “Closing Time”). Payment of the Adviser Sales Load Payment with respect to the Initial Securities shall be made to the Representative by wire transfer of immediately available funds to a bank account designated by the Representative at the Closing Time.

In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates for, and the Adviser Sales Load Payment with respect to, such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Representative and the Company, on each Date of Delivery as specified in the notice from the Representative to the Company. Payment of the purchase price and the Adviser Sales Load Payment for the Option Securities shall be made at the Date of Delivery, if any, in the same manner and at the same office as the payment for the Initial Securities.

Payment shall be made to the Company by wire transfer of immediately available funds to bank accounts designated by the Company against delivery to the Representative for the respective accounts of the Underwriters of certificates or security entitlements for the Securities to be purchased by them. It is understood that each Underwriter has authorized the Representative, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Securities and the Option Securities, if any, which it has agreed to purchase. Raymond James, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Securities or the Option Securities, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

(d)               Denominations; Registration. Certificates or security entitlements for the Initial Securities and the Option Securities, if any, shall be in such denominations and registered in such names as the Representative may request in writing at least one full business day before the Closing Time or the relevant Date of Delivery, as the case may be. The certificates for the Initial Securities and the Option Securities, if any, will be made available for examination and packaging by the Representative in The City of New York not later than 10:00 A.M. (New York City time) on the business day prior to the Closing Time or the relevant Date of Delivery, as the case may be.

SECTION 3.      Covenants of the Company. The Company covenants with each Underwriter as follows:

(a)               Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(c), will comply with the requirements of Rule 415 and Rule 430B, and will notify the Representative immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective or any amendment or supplement to the Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment or of any order preventing or suspending the use of any preliminary prospectus, the Prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(d) or 8(e) of the 1933 Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities. The Company will effect all filings required under the 1933 Act, including Rule 424 and/or Rule 497, in the manner and within the time period required thereby, and will take such steps as it deems necessary to ascertain promptly whether the filing was received for filing by the Commission and, in the event that it was not, it will promptly make such filing. The Company will make every reasonable effort to prevent the issuance of any stop order, prevention or suspension and, if any such order is issued, to obtain the lifting thereof at the earliest possible moment.

(b)               Filing of Amendments. Through the Closing Time, the Company will give the Representative notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)) or any amendment, supplement or revision to any preliminary prospectus (including any prospectus included in the Registration Statement at the time it became effective) or to the Prospectus and will furnish the Representative with copies of any such documents within a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representative or counsel for the Underwriters shall object. The Company has given the Underwriters notice of any filings made pursuant to the 1934 Act or the 1934 Rules and Regulations within 48 hours prior to the Applicable Time; the Company will give the Underwriters notice of its intention to make any such filing from the Applicable Time to the Closing Time and will furnish the Underwriters with copies of any such documents a reasonable amount of time prior to such proposed filing, as the case may be, and will not file or use any such document to which the Representative or counsel for the Underwriters shall reasonably object.

(c)               Continued Compliance with Securities Laws. The Company will comply with the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and the Registration Statement, the General Disclosure Package and the Prospectus. If any event shall occur or condition shall exist as a result of which it is necessary (or, if the Representative or counsel for the Underwriters shall notify the Company that, in their judgment, it is necessary) to (i) amend the Registration Statement in order that the Registration Statement will not include an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, not misleading, (ii) amend or supplement the General Disclosure Package or the Prospectus in order that the General Disclosure Package and the Prospectus, as the case may be, will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or (iii) amend the Registration Statement or amend or supplement the General Disclosure Package or the Prospectus in order to comply with the requirements of the 1933 Act, the 1933 Act Regulations, the 1934 Act or the 1934 Act Regulations, the Company will promptly notify the Representative of such event or condition and of its intention to file such amendment or supplement (or, if the Representative or counsel for the Underwriters shall have notified the Company as aforesaid, the Company will promptly notify the Representative of its intention to prepare such amendment or supplement) and will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such untrue statement or omission or to comply with such requirements, and, in the case of an amendment or post-effective amendment to the Registration Statement, the Company will use its best efforts to have such amendment declared or become effective as soon as practicable, and the Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request. Through the Closing Time, the Company will give the Representative notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)) or any amendment, supplement or revision to any preliminary prospectus (including any prospectus included in the Registration Statement at the time it became effective) or to the General Disclosure Package or the Prospectus and will furnish the Representative with copies of any such documents within a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representative or counsel for the Underwriters shall object. The Company has given the Underwriters notice of any filings made pursuant to the 1934 Act or the 1934 Act Regulations within 48 hours prior to the Applicable Time; the Company will give the Underwriters notice of its intention to make any such filing from the Applicable Time to the Closing Time and will furnish the Underwriters with copies of any such documents a reasonable amount of time prior to such proposed filing, as the case may be, and will not file or use any such document to which the Representative or counsel for the Underwriters shall reasonably object.

(d)               Delivery of Registration Statements. Upon request, the Company will deliver to the Representative and counsel for the Underwriters, without charge, signed copies of the Registration Statement, as originally filed and each amendment thereto (including exhibits filed therewith) and signed copies of all consents and certificates of experts, and will also deliver to the Representative, without charge, a conformed copy of the Registration Statement, as originally filed and each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e)               Delivery of Prospectuses. The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(f)                Blue Sky Qualifications. The Company will use its commercially reasonable best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representative may designate and to maintain such qualifications in effect so long as required to complete the distribution of the Securities; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(g)               Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(h)               Listing. The Company will use its commercially reasonable best efforts to maintain the listing of the Common Stock (including the Securities) on the Nasdaq Global Select Market.

(i)                 DTC Clearance. The Company will use its commercially reasonable best efforts to cause the Securities to continue to be eligible for clearance through DTC.

(j)                 Restriction on Sale of Securities. During a period of 60 days from the date of the Prospectus, the Company will not, without the prior written consent of the Representative, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise.

(k)               Reporting Requirements. The Company, during the period when a Prospectus relating to the Securities is required to be delivered under the 1933 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and 1934 Act Regulations.

(l)                 Maintain Status as a Business Development Company. The Company will use its commercially reasonable best efforts to maintain its status as a “business development company” under the Investment Company Act; provided, however, the Company may change the nature of its business so as to cease to be, or to withdraw its election as, a business development company with the approval of the board of directors and a vote of stockholders as required by Section 58 of the Investment Company Act or any successor provision.

(m)             Qualification as a Regulated Investment Company. The Company will use its commercially reasonable best efforts to qualify for and elect to be treated as a “regulated investment company” under Subchapter M of the Code for its taxable year ending December 31, 2021, and to maintain such qualification and election in effect for each full fiscal year during which it is a business development company under the Investment Company Act; provided however, that at the discretion of the Company’s board of directors, it may elect not to be so treated.

(n)               No Stabilization. The Company will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

(o)               Use of Proceeds. The Company will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to a subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject of target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.

SECTION 4.      Payment of Expenses.

(a)               Expenses of the Company. The Company will pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of copies of each preliminary prospectus, the Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by the Underwriters to investors, (iii) the preparation, issuance and delivery of the certificates or security entitlements for the Securities to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters, (iv) the fees and disbursements of the Company’s counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of any blue sky survey and any supplement thereto, (vi) the fees and expenses of any transfer agent or registrar for the Securities, (vii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Securities, including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and 50% of the cost of aircraft and other transportation chartered in connection with the road show, (viii) the filing fees incident to, and up to $10,000 of reasonable fees and disbursements of counsel to the Underwriters in connection with, the review by FINRA of the terms of the sale of the Securities, (ix) the fees and expenses incurred in connection with the listing of the Securities on the Nasdaq Global Select Market and (x) the costs and expenses (including, without limitation, any damages or other amounts payable in connection with legal or contractual liability) associated with the reforming of any contracts for sale of the Securities made by the Underwriters caused by a breach of the representation contained in the third sentence of Section 1(a)(ii).

(b)               Termination of Agreement. If this Agreement is terminated by the Representative in accordance with the provisions of Section 5, Section 9(a)(i) or (iii) or Section 10 hereof, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

SECTION 5.      Conditions of Underwriters’ Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the WhiteHorse Entities contained herein or in certificates of any officer of the WhiteHorse Entities delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

(a)               Effectiveness of Registration Statement; Rule 430B Information; BDC Election. The Registration Statement, including any Rule 462(b) Registration Statement, has become effective and at the Closing Time no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes or pursuant to Section 8A of the 1933 Act have been instituted or are pending or, to the Company’s knowledge, contemplated; and the Company has complied with each request (if any) from the Commission for additional information. A prospectus containing the Rule 430B Information shall have been filed with the Commission in the manner and within the time frame required by Rule 424 or a post-effective amendment providing such information shall have been filed with, and declared effective by, the Commission in accordance with the requirements of Rule 430B. The BDC Election is effective and at the Closing Time no order suspending the effectiveness of the BDC Election shall have been issued or proceedings therefor initiated or threatened by the Commission.

(b)               Opinion of Counsel for the Company. At the Closing Time, the Representative shall have received the favorable opinion and negative assurance statement, dated the Closing Time, of Dechert LLP, counsel for the Company, in form and substance satisfactory to counsel for the Underwriters.

(c)               Opinion of Counsel for WhiteHorse Advisers and the Administrator. At the Closing Time, the Representative shall have received the favorable opinion, dated the Closing Time, of Dechert LLP, counsel for WhiteHorse Advisers and the Administrator, in form and substance satisfactory to counsel for the Underwriters.

(d)               Opinion of Counsel for the Underwriters. At the Closing Time, the Representative shall have received the favorable opinion, dated the Closing Time, of Proskauer Rose LLP, counsel for the Underwriters, in form and substance satisfactory to the Underwriters.

(e)               Officers’ Certificate of the Company. At the Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and the Subsidiary considered as one enterprise, whether or not arising in the ordinary course of business, and the Representative shall have received a certificate of the Chief Executive Officer or the President of the Company and of the Chief Financial Officer or Chief Accounting Officer of the Company, dated the Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties of the Company in this Agreement are true and correct with the same force and effect as though expressly made at and as of the Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement under the 1933 Act has been issued, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes or pursuant to Section 8A of the 1933 Act have been instituted or are pending or, to their knowledge, contemplated.

(f)                Officers’ Certificate of WhiteHorse Advisers. At the Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of WhiteHorse Advisers, whether or not arising in the ordinary course of business, and the Representative shall have received a certificate of the Chief Executive Officer or the President of WhiteHorse Advisers and of the Chief Financial Officer or Chief Accounting Officer of WhiteHorse Advisers, dated the Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties of WhiteHorse Advisers in this Agreement are true and correct with the same force and effect as though expressly made at and as of the Closing Time and (iii) WhiteHorse Advisers has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time.

(g)               Officers’ Certificate of the Administrator. At the Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Administrator, whether or not arising in the ordinary course of business, and the Representative shall have received a certificate of the Chief Executive Officer or the President of the Administrator and of the Chief Financial Officer or Chief Accounting Officer of the Administrator, dated the Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties of the Administrator in this Agreement are true and correct with the same force and effect as though expressly made at and as of the Closing Time and (iii) the Administrator has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time.

(h)               Accountant’s Comfort Letter. At the time of the execution of this Agreement, the Representative shall have received from Crowe LLP a letter, dated such date, in form and substance satisfactory to the Representative, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the General Disclosure Package and the Prospectus.

(i)                 Bring-down Comfort Letter. At the Closing Time, the Representative shall have received from Crowe LLP a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (j) of this Section, except that the specified date referred to shall be a date not more than two business days prior to the Closing Time.

(j)                 Lock-up Agreements. At the date of this Agreement, the Representative shall have received an agreement substantially in the form of Schedule D hereto signed by the persons listed on Schedule C hereto.

(k)               Adviser Sales Load Payment. The Representative shall have received the Adviser Sales Load Payment with respect to the Initial Securities and, if applicable, the Option Securities, from the Adviser.

(l)                 Conditions to Purchase of Option Securities. In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the WhiteHorse Entities contained herein and the statements in any certificates furnished by the WhiteHorse Entities hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Representative shall have received:

(i)                 Officers’ Certificate of the Company. A certificate, dated such Date of Delivery, of the Chief Executive Officer or the President of the Company and of the Chief Financial Officer or Chief Accounting Officer of the Company, confirming that the certificate delivered at the Closing Time pursuant to Section 5(e) hereof remains true and correct as of such Date of Delivery.

(ii)              Officers’ Certificate of WhiteHorse Advisers. A certificate, dated such Date of Delivery, of the Chief Executive Officer or the President of WhiteHorse Advisers and of the Chief Financial Officer or Chief Accounting Officer of WhiteHorse Advisers, confirming that the certificate delivered at the Closing Time pursuant to Section 5(f) hereof remains true and correct as of such Date of Delivery.

(iii)            Officers’ Certificate of the Administrator. A certificate, dated such Date of Delivery, of the Chief Executive Officer or the President of the Administrator and of the Chief Financial Officer or Chief Accounting Officer of the Administrator, confirming that the certificate delivered at the Closing Time pursuant to Section 5(g) hereof remains true and correct as of such Date of Delivery.

(iv)             Opinion of Counsel for the Company. The favorable opinion and negative assurance statement of Dechert LLP, counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(b) hereof.

(v)               Opinion of Counsel for WhiteHorse Advisers and the Administrator. The favorable opinion of Dechert LLP, counsel for WhiteHorse Advisers and the Administrator, in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(c) hereof.

(vi)             Opinion of Counsel for the Underwriters. The favorable opinion of Proskauer Rose LLP, counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(d) hereof.

(vii)          Bring-down Comfort Letter. A letter from Crowe LLP, in form and substance satisfactory to the Representative and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Representative pursuant to Section 5(j) hereof, except that the “specified date” in the letter furnished pursuant to this paragraph shall be a date not more than two business days prior to such Date of Delivery.

(m)             Additional Documents. At the Closing Time and at each Date of Delivery (if any) counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Representative and counsel for the Underwriters.

(n)               Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Securities on a Date of Delivery which is after the Closing Time, the obligations of the several Underwriters to purchase the relevant Option Securities, may be terminated by the Representative by notice to the Company at any time at or prior to Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 6, 7, 8, 14 and 15 shall survive any such termination and remain in full force and effect.

SECTION 6.      Indemnification.

(a)               Indemnification of Underwriters by the WhiteHorse Entities. The WhiteHorse Entities, jointly and severally, agree to indemnify and hold harmless each Underwriter, its directors, its officers, its affiliates (as such term is defined in Rule 501(b) under the 1933 Act (each, an “Affiliate”)), its selling agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i)                 against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in or incorporated by reference into the Registration Statement (or any amendment thereto), including the Rule 430B Information, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included (A) in or incorporated by reference into any preliminary prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto), or (B) in any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Securities (“Marketing Materials”), including any roadshow or investor presentations made to investors by the Company (whether in person or electronically), or the omission or alleged omission in any preliminary prospectus, the Prospectus or in any Marketing Materials of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)              against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company;

(iii)            against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Underwriters), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above; provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in the Registration Statement (or any amendment thereto), including the Rule 430B Information, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Underwriter Information.

(b)               Indemnification of Company, Directors and Officers, WhiteHorse Advisers and the Administrator. Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, WhiteHorse Advisers and the Administrator against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430B Information, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Underwriter Information.

(c)               Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of the provisions of Sections 6(a), (b) or (c) hereof. In the case of parties indemnified pursuant to Section 6(a) and (b) above, counsel to the indemnified parties shall be selected by the Representative, and, in the case of parties indemnified pursuant to Section 6(c) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. Notwithstanding the foregoing, the indemnifying party shall pay as incurred (or within 30 days of presentation) the fees and expenses of the counsel retained by the indemnified party in the event (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or (iii) the indemnifying party shall have failed to assume the defense and employ counsel acceptable to the indemnified party within a reasonable period of time after notice of commencement of the action. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)               Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(e)               The provisions of this Section 6 and Section 7 hereof shall not affect any agreements among the Company, WhiteHorse Advisers and the Administrator with respect to indemnification of each other or contribution among themselves.

SECTION 7.      Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the WhiteHorse Entities, on the one hand, and the Underwriters, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the WhiteHorse Entities, on the one hand, and of the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the WhiteHorse Entities, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company net of the Adviser Sales Load Payment, on the one hand, and the total underwriting discount received by the Underwriters, on the other hand, in each case as set forth on the cover of the Prospectus, bear to the aggregate initial public offering price of the Securities as set forth on the cover of the Prospectus.

The relative fault of the WhiteHorse Entities, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the WhiteHorse Entities or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The WhiteHorse Entities and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the underwriting commissions received by such Underwriter in connection with the Securities underwritten by it and distributed to the public.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each Underwriter’s directors, officers, Affiliates and selling agents shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company, WhiteHorse Advisers or the Administrator shall have the same rights to contribution as the Company. The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Initial Securities set forth opposite their respective names in Schedule A hereto and not joint.

SECTION 8.      Representations, Warranties and Agreements to Survive. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the WhiteHorse Entities submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Underwriter, its directors or officers, or its Affiliates or selling agents, any person controlling any Underwriter, its officers or directors or any person controlling the Company or any person controlling WhiteHorse Advisers or the Administrator and (ii) delivery of and payment for the Securities.

SECTION 9.      Termination of Agreement.

(a)               Termination. The Representative may terminate this Agreement, by notice to the WhiteHorse Entities, at any time at or prior to the Closing Time (i) if there has been, in the judgment of the Representative, since the time of execution of this Agreement or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and the Subsidiary considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representative, impracticable or inadvisable to proceed with the completion of the offering or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the Nasdaq Global Select Market, or (iv) if trading generally on the New York Stock Exchange or in the Nasdaq Global Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, FINRA or any other governmental authority, or (v) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or with respect to Clearstream or Euroclear systems in Europe, or (vi) if a banking moratorium has been declared by either Federal or New York authorities.

(b)               Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7, 8, 14 and 15 shall survive such termination and remain in full force and effect.

SECTION 10.  Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at the Closing Time or a Date of Delivery to purchase the Securities which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representative shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representative shall not have completed such arrangements within such 24-hour period, then:

(i)                 if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

(ii)              if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date, this Agreement or, with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the Underwriters to purchase, and the Company to sell, the Option Securities to be purchased and sold on such Date of Delivery, shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the Underwriters to purchase and the Company to sell the relevant Option Securities, as the case may be, either the (i) Representative or (ii) the Company shall have the right to postpone Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement, the General Disclosure Package or the Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10.

SECTION 11.  Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to Raymond James & Associates, Inc., 880 Carillon Parkway, St. Petersburg, Florida 33716, attention: ECM General Counsel, with a copy (which shall not constitute notice) to William Tuttle, Proskauer Rose LLP, 1001 Pennsylvania Ave. NW, Suite 600 South, Washington, D.C. 20004; and notices to the WhiteHorse Entities shall be directed to it at 1450 Brickell Avenue, 31st Floor, Miami, Florida 33131, attention of Richard Siegel, with a copy (which shall not constitute notice) to Thomas Friedmann and Michael Darby, Dechert LLP, One International Place, 40th Floor, 100 Oliver Street, Boston, Massachusetts 02110.

SECTION 12.  No Advisory or Fiduciary Relationship. Each of the WhiteHorse Entities acknowledges and agrees that (a) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the WhiteHorse Entities, on the one hand, and the several Underwriters, on the other hand, (b) in connection with the offering of the Securities and the process leading thereto, each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the WhiteHorse Entities, or their respective stockholders, creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the WhiteHorse Entities with respect to the offering of the Securities or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the WhiteHorse Entities on other matters) and no Underwriter has any obligation to the WhiteHorse Entities with respect to the offering of the Securities except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the WhiteHorse Entities, and (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering of the Securities and each of the WhiteHorse Entities has consulted its own respective legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

SECTION 13.  Parties. This Agreement shall inure to the benefit of and be binding upon the Underwriters, each of the WhiteHorse Entities and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the WhiteHorse Entities and their respective successors and the controlling persons and officers and directors and other persons referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters and the WhiteHorse Entities and their respective successors, and said controlling persons and officers and directors and other persons referred to in Sections 6 and 7 and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 14.  Trial by Jury. Each of the WhiteHorse Entities (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

SECTION 15.  GOVERNING LAW. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF, THE STATE OF NEW YORK.

SECTION 16.  TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 17.  Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

SECTION 18.  Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

SECTION 19.  Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

SECTION 20.  Consent to Jurisdiction. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby shall be instituted in (i) the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan or (ii) the courts of the State of New York located in the City and County of New York, Borough of Manhattan (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court, as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

SECTION 21.  Recognition of the U.S. Special Resolution Regimes.(a)In the event that the Sale Agent is a Covered Entity and becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from the Sale Agent of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)               In the event that the Sales Agent is a Covered Entity and it or a BHC Act Affiliate of the Sales Agent becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against the Sales Agent are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

As used in this Section 21:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i)           a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii)          a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii)         a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

[Remainder of Page Intentionally Left Blank]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the WhiteHorse Entities a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters and each of the WhiteHorse Entities in accordance with its terms.

Very truly yours,
WHITEHORSE FINANCE, INC.

By:	/s/ Joyson C. Thomas
	Name:	Joyson C. Thomas
	Title:	Chief Financial Officer

H.I.G. WHITEHORSE ADVISERS, LLC

By:	/s/ Stuart Aronson
	Name:	Stuart Aronson
	Title:	Chief Executive Officer

H.I.G. WHITEHORSE ADMINISTRATION, LLC

By:	/s/ Stuart Aronson
	Name:	Stuart Aronson
	Title:	Chief Executive Officer

[Signature Page to Underwriting Agreement]

CONFIRMED AND ACCEPTED,
as of the date first above written:

RAYMOND JAMES & ASSOCIATES, INC.

By:	/s/ Larry Herman
	Name:	Larry Herman
	Title:	Managing Director

For itself and as Representative of the other
Underwriters named in Schedule A hereto.

[Signature Page to Underwriting Agreement]

SCHEDULE A

The initial public offering price per share for the Securities shall be $15.81.

The purchase price for the Initial Securities to be paid by the several Underwriters shall be $15.46 per share.

The purchase price for the Option Securities to be paid by the several Underwriters shall be $15.46 per share, subject to adjustment in accordance with Section 2(b) for dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities.

Name of Underwriter	Number of Initial Securities
Raymond James & Associates, Inc.	855,000
Deutsche Bank Securities Inc.	304,000
Keefe, Bruyette & Woods, Inc.	304,000
B. Riley Securities, Inc.	114,000
Ladenburg Thalmann & Co. Inc.	114,000
Oppenheimer & Co. Inc.	114,000
Hovde Group, LLC	95,000
Total	1,900,000

SCHEDULE B

Pricing Terms

1.	The Company is selling 1,900,000 shares of Common Stock.

2.	The Company has granted an option to the Underwriters, severally and not jointly, to purchase up to an additional 285,000 shares of Common Stock, solely to cover overallotments.

3.	The public offering price per share for the Securities shall be $15.81, and the sales load per share for the Securities shall be $0.6324 (inclusive of the Adviser Sales Load Payment).

SCHEDULE C

List of Persons and Entities Subject to Lock-up

Stuart Aronson
John Bolduc
Kevin F. Burke
Jay Carvell
Marco Collazos
Rick P. Frier
H.I.G. Bayside Loan Opportunity Fund IV, L.P.
Sami Mnaymneh
Rick D. Puckett
G. Stacy Smith
Anthony Tamer
Joyson C. Thomas

SCHEDULE D

[Form of lock-up from directors, officers or other stockholders pursuant to Section 5(m)]

October 21, 2021

RAYMOND JAMES & ASSOCIATES, INC.
880 Carillon Parkway
St. Petersburg, Florida 33716

As Representative of the Underwriters named in Schedule A of the Underwriting Agreement (as defined below)

Re: Proposed Public Offering by WhiteHorse Finance, Inc.

This agreement is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”) by and among WhiteHorse Finance, Inc., a Delaware corporation (the “Company”), H.I.G. WhiteHorse Advisers, LLC, a Delaware limited liability company (the “Adviser”), H.I.G. WhiteHorse Administration, LLC, a Delaware limited liability company (the “Administrator”), and Raymond James & Associates, Inc. (the “Representative”), as representative of the several underwriters to be named in the Underwriting Agreement, relating to the proposed sale by the Company in an underwritten public offering of Common Stock (the “Common Stock”) of the Company.

In order to induce you and the other Underwriters to enter into the Underwriting Agreement, and in light of the benefits that the offering of the Common Stock will confer upon the undersigned in its capacity as a securityholder and/or an officer, director or employee of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each Underwriter that, during the period beginning on and including the date of the Underwriting Agreement through and including the date that is 60 days after the date of the Underwriting Agreement (such period, the “Restricted Period”), the undersigned will not, without the prior written consent of the Representative, directly or indirectly:

(i)                 offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of any shares of the Company’s Common Stock or preferred stock or other capital stock (collectively, “Capital Stock”) or any securities convertible into or exercisable or exchangeable for Common Stock or other Capital Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or

(ii)              enter into any swap or other agreement, arrangement or transaction that transfers to another, in whole or in part, directly or indirectly, any of the economic consequences of ownership of any Common Stock or other Capital Stock or any securities convertible into or exercisable or exchangeable for any Common Stock or other Capital Stock, whether any transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock, other Capital Stock, other securities, in cash or otherwise.

Notwithstanding the provisions set forth in the second preceding paragraph, the undersigned may, without the prior written consent of the Representative, transfer any Common Stock or other Capital Stock or any securities convertible into or exchangeable or exercisable for Common Stock or other Capital Stock:

(1)               if the undersigned is a natural person, as a bona fide gift or gifts, or by will or intestacy, or as may be required by court order or by action of law, to any member of the immediate family (as defined below) of the undersigned or to a trust the beneficiaries of which are exclusively the undersigned or members of the undersigned’s immediate family, or as a bona fide gift or gifts to a charity or educational institution,

(2)               if the undersigned is a partnership or a limited liability company, to a partner or member, as the case may be, of such partnership or limited liability company if, in any such case, such transfer is not for value, and

(3)               if the undersigned is a trust, to a beneficiary of such trust if such transfer is not for value, provided, however, that in the case of any transfer described in clause (1) or (2) above, it shall be a condition to the transfer that (A) the transferee executes and delivers to the Representative, acting on behalf of the Underwriters, not later than one business day prior to such transfer, a written agreement, in substantially the form of this agreement (it being understood that any references to “immediate family” in the agreement executed by such transferee shall expressly refer only to the immediate family of the undersigned and not to the immediate family of the transferee) and otherwise satisfactory in form and substance to the Representative, and (B) such transfer is not reported or required to be reported in any public report or filing with the Securities and Exchange Commission or otherwise, and the undersigned does not otherwise voluntarily effect any public filing or report regarding such transfer during the Restricted Period. For purposes of this paragraph, “immediate family” shall mean a spouse, child, grandchild or other lineal descendant (including by adoption), father, mother, brother or sister of the undersigned.

The undersigned further agrees that (i) it will not, during the Restricted Period, make any demand or request for or exercise any right with respect to the registration under the 1933 Act, of any Common Stock or other Capital Stock or any securities convertible into or exercisable or exchangeable for Common Stock or other Capital Stock, and (ii) the Company may, with respect to any Common Stock or other Capital Stock or any securities convertible into or exercisable or exchangeable for Common Stock or other Capital Stock owned or held (of record or beneficially) by the undersigned, cause the transfer agent or other registrar to enter stop transfer instructions and implement stop transfer procedures with respect to such securities during the Restricted Period.

In addition, the undersigned hereby waives any and all notice requirements and rights with respect to the registration of any securities pursuant to any agreement, instrument, understanding or otherwise, including any registration rights agreement or similar agreement, to which the undersigned is a party or under which the undersigned is entitled to any right or benefit and any tag-along rights, co-sale rights or other rights to have any securities (debt or equity) included in the offering contemplated by the Underwriting Agreement or sold in connection with the sale of Common Stock pursuant to the Underwriting Agreement, provided that such waiver shall apply only to the public offering of Common Stock pursuant to the Underwriting Agreement and each registration statement filed under the 1933 Act in connection therewith.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this agreement and that this agreement has been duly authorized (if the undersigned is not a natural person), executed and delivered by the undersigned and is a valid and binding agreement of the undersigned. This agreement and all authority herein conferred are irrevocable and shall survive the death or incapacity of the undersigned (if a natural person) and shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

The undersigned acknowledges and agrees that whether or not any public offering of Common Stock actually occurs depends on a number of factors, including market conditions.

THIS LOCK-UP AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS LOCK-UP AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ITS CHOICE OF LAW PROVISIONS.

[Signature Page Immediately Follows]

IN WITNESS WHEREOF, the undersigned has executed and delivered this agreement as of the date first set forth above.

Yours very truly,

Print Name:

[Signature Page to Lock-Up Agreement]